Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350 (AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, William W. Smith Jr., the Chief Executive Officer of Smith Micro Software, Inc. (the “Company”), and James M. Kempton, the Chief Financial Officer of the Company, hereby certify, that, to their knowledge:

1.

The annual report on Form 10-K for the period ended December 31, 2025 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 5, 2026	By	/s/ William W. Smith, Jr.
William W. Smith, Jr.
Chairman of the Board, President and Chief Executive Officer
(Principal Executive Officer)

March 5, 2026	By	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)